EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Cutera, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 13th day of November, 2017.

PARTNER FUND MANAGEMENT, L.P. By: Partner Fund Management GP, LLC its general partner By: /s/ Darin Sadow Darin Sadow, Authorized Signatory	PARTNER FUND MANAGEMENT GP, LLC By: /s/ Darin Sadow Darin Sadow, Authorized Signatory

PARTNER INVESTMENT MANAGEMENT, L.P. By: Partner Investment Management GP, LLC, its general partner By: /s/ Darin Sadow Darin Sadow, Authorized Signatory	PARTNER INVESTMENT MANAGEMENT GP, LLC By: /s/ Darin Sadow Darin Sadow, Authorized Signatory

BRIAN D. GROSSMAN By: /s/ Darin Sadow Darin Sadow, attorney-in-fact	CHRISTOPHER M. JAMES By: /s/ Darin Sadow Darin Sadow, attorney-in-fact